Exhibit 16.1

June 26, 2023
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE: Clean Energy Technologies, Inc.

We have read Item 4.01 of Clean Energy Technologies, Inc.’s Form 8-K dated June 26, 2023, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,
Members of: WSCPA AICPA	Fruci & Associates II, PLLC

802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 mail@fruci.com www.fruci.com

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